UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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PHARMAFRONTIERS CORP.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PHARMAFRONTIERS CORP.
2635 N. CRESCENT RIDGE DRIVE
THE WOODLANDS, TEXAS 77381

May 17, 2006

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of PharmaFrontiers Corp to be held at Bruker Technology Park, 2700 North Crescent Ridge Drive, The Woodlands, Texas 77381, at 1:00 p.m., Central Time, Thursday, June 15, 2006.

Information about the Annual Meeting, including matters on which shareholders will act, may be found in the notice of annual meeting and proxy statement accompanying this letter. We look forward to greeting in person as many of our shareholders as possible.

It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign, date, and promptly return the accompanying proxy in the enclosed envelope or by fax to (281) 872-8585. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.

Sincerely yours,

David B. McWilliams
President, Chief Executive Officer

PHARMAFRONTIERS CORP.
2635 N. CRESCENT RIDGE DRIVE
THE WOODLANDS, TX 77381

__________________________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

__________________________________________________________________

The Annual Meeting of Shareholders of PharmaFrontiers Corp. will be held at Bruker Technology Park, 2700 North Crescent Ridge Drive, The Woodlands, Texas 77381, at 1:00 p.m., Central Time, Thursday, June 15, 2006, for the following purposes:

1.	Election of Directors. To elect 4 directors to the Board of Directors to serve until our next annual meeting of shareholders or until their respective successors are elected and qualified.

2.
Amendment of Articles of Incorporation. To amend our Articles of Incorporation to effect a 1-for-10 (1:10) reverse stock split that will not reduce the number of shares of common stock the Company is authorized to issue, but will increase the par value.

3.	Amendment of Articles of Incorporation. To amend our Articles of Incorporation to effect a name change from “PharmaFrontiers Corp.” to “Opexa Therapeutics, Inc.”

4.
Amendment of Plan. To approve an amendment to the Company’s June 2004 Compensatory Stock Option Plan (“Plan”), subject to shareholder approval of the proposed reverse split, to (i) increase the aggregate number of shares of common stock authorized for issuance under the Plan from 3,000,000 shares pre-split (300,000 shares post-split) to 12,000,000 shares pre-split (1,200,000 shares post-split), and (ii) increase the limitation on Performance Awards (as defined below) to be issued in any fiscal year pursuant to Section 5(d) of the Plan from 10,000 shares of common stock post-split to 50,000 shares of common stock post-split.

5.	Other Business. To transact any and all other business that may properly come before the meeting.

These business items are described more fully in the Proxy Statement accompanying this notice.

Only shareholders who owned our common stock at the close of business on April 24, 2006, can vote at this meeting or any adjournments that may take place. All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose or by fax at (281) 872-8585. Your stock will be voted in accordance with the instructions you have given. Any shareholder attending the meeting may vote in person even if he or she has previously returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors,

David B. McWilliams
President, Chief Executive Officer

Dated: May 17, 2006

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE OR BY FAX AT (281) 872-8585 SO THAT YOUR SHARES WILL BE VOTED IF YOU ARE NOT ABLE TO ATTEND THE ANNUAL MEETING.

 PHARMAFRONTIERS CORP.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 15, 2006
INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Company’s Board of Directors (“Board”) for use at the Annual Meeting of Shareholders to be held on June 15, 2006, at 1:00 p.m., Central Time (the “Annual Meeting”), or at any adjournment or postponement of this meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at Bruker Technology Park, 2700 North Crescent Ridge Drive, The Woodlands, Texas 77381. We intend to mail this Proxy Statement and accompanying proxy card to shareholders on or about May 17, 2006. The Board of Directors of PharmaFrontiers Corp., a Texas corporation, prepared this proxy statement for the purpose of soliciting proxies for our Annual Meeting of Shareholders. When you see the term “we,” “our,” the “Company” or “Pharma,” it refers to PharmaFrontiers Corp. and its subsidiaries.

 Availability of Annual Report and Form 10-KSB

Accompanying this Proxy Statement is the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission. The Company makes available, free of charge through its website (www.pharmafrontierscorp.com), its annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after such documents are electronically filed with or furnished to the Securities and Exchange Commission. These reports can be found under “SEC Filings” through the “Investors” section of the Company’s website located at www.pharmafrontierscorp.com. The Company will provide to any shareholder without charge, upon the written request of that shareholder, a copy of the Company’s Annual Report on Form 10-KSB (without exhibits), including financial statements and the financial statement schedules, for the fiscal year ended December 31, 2005. Such requests should be addressed to Investor Relations, PharmaFrontiers Corp, 2635 N. Crescent Ridge Drive, The Woodlands, Texas 77381.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company’s Secretary, at the address of the Company’s executive offices noted above, written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Quorum; Abstentions and Broker Non-Votes

Our common stock is the only type of security entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on April 24, 2006 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 66,967,035 shares of common stock outstanding and entitled to vote. Each holder of record of shares of common stock on that date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Shares of common stock may not be voted cumulatively.

Proxies properly executed, duly returned to the Company and not revoked will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted “FOR” each of the four nominees, “FOR” the amendment to the Articles of Incorporation to effect a 1-for-10 (1:10) reverse stock split, “FOR” the amendment to the Articles of Incorporation to effect a name change, and “FOR” the amendment to the Plan. It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If, however, any matter not described in this Proxy Statement is properly presented for action at the Annual Meeting, the persons named as proxies in the enclosed form of proxy will have discretionary authority to vote according to their own discretion.

The required quorum for the transaction of business at the Annual Meeting is a majority of the issued and outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy. The bylaws of the Company provide that unless otherwise provided by law or by the Articles of Incorporation, all matters other than the election of directors shall be decided by the affirmative vote of a majority of the outstanding shares of stock represented in person or by proxy at the Annual Meeting. Shares of common stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, regardless of whether the proxy is marked as casting a vote or abstaining. Shares of stock represented by “broker non-votes” (i.e., shares of stock held in record name by brokers or nominees) as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the record holder has indicated on the proxy card or has executed a proxy and otherwise notified the Company that it does not have authority to vote such shares on that matter will be treated as present for purposes of determining a quorum.

Voting

Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. This means the four nominees for directors receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not affect the election of a candidate who receives a plurality of votes. Shareholders may not cumulate votes in the election of directors.

Proposal 2. Amendment to the Articles of Incorporation to effect a one-for-ten (1:10) reverse stock split requires the affirmative vote of holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal and will have the effect of voting against the proposal.

Proposal 3. Amendment to the Articles of Incorporation to effect a corporate name change from “PharmaFrontiers Corp.” to “Opexa Therapeutics, Inc.” requires the affirmative vote of holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal and will have the effect of voting against the proposal.

Proposal 4. Amendment to the June 2004 Compensatory Stock Option Plan requires the approval of a majority of the outstanding shares of stock represented in person or represented by proxy at the Annual Meeting. Abstentions as to Proposal Four will have the same effect as votes against the proposal. Broker non-votes as to Proposal Four, however, will be deemed shares not entitled to vote on the proposal, will not be counted as votes for or against the proposal, and will not be included in calculating the number of votes necessary for approval of the proposal.

Solicitation

The cost of soliciting proxies will be borne by the Company. In addition to soliciting shareholders by mail and through its regular employees, the Company will request that banks and brokers and other persons representing beneficial owners of the shares forward the proxy solicitation material to such beneficial owners and the Company may reimburse these parties for their reasonable out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

Shareholder Proposals

Proposals of shareholders that are intended to be presented at our 2007 Annual Meeting of Shareholders in the proxy materials for such meeting must comply with the requirements of SEC Rule 14a-8 and must be received by our Secretary no later than January 15, 2007, in order to be included in the Proxy Statement and proxy materials relating to our 2007 Annual Meeting of Shareholders. Moreover, with respect to any proposal by a shareholder not seeking to have the proposal included in the proxy statement but seeking to have the proposal considered at our next annual meeting, such shareholder must provide written notice of such proposal to our Secretary at our principal executive offices by April 26, 2007. With respect to a proposal not to be included in the proxy statement and the proposal is permitted at the Annual Meeting, the persons who are appointed as proxies may exercise their discretionary voting authority with respect to such proposals, even if the shareholders have not been advised of the proposal. In addition, shareholders must comply in all respects with the rules and regulations of the Securities and Exchange Commission then in effect and the procedural requirements of our Bylaws.

Dissenter’s Rights

Neither Texas law nor our articles of incorporation or bylaws provide our shareholders with dissenters’ rights in connection with the election of directors, amendment to the Articles of Incorporation to effect a reverse stock split, amendment to the Articles of Incorporation to change the Company’s name, or amendment to the Plan.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Board of Directors currently consists of five members. The Nominating Committee of the Board of Directors has nominated for re-election David McWilliams, Scott Seaman, Gregory Bailey and David Hung to serve on the Board. Each of the nominees currently sits on the Board. Mr. Frison has elected not to stand for re-election. The shares represented by the enclosed proxy will be voted for the election as directors the four nominees named below to serve until the 2007 Annual Meeting or until their successors have been duly elected and qualified. The four persons receiving the highest number of “For” votes represented by shares of Company common stock present in person or represented by proxy and entitled to be voted at the Annual Meeting will be elected. All of the nominees have indicated to the Company that they will be available to serve as directors. If any of the nominees becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person or persons recommended by the Board of Directors as may be determined by the holders of the proxy. There are no family relationships among our executive officers and directors.

Director Nominees

The Directors have nominated the following persons.

Name	Age	Position
David B. McWilliams	63	President, Chief Executive Officer and Director
Scott B. Seaman	50	Director
Gregory H. Bailey	50	Director
David Hung	48	Director

David B. McWilliams - was appointed President and Director in August 2004. From December 2004 until August 2004, Mr. McWilliams was a private investor. From June 2003 to December 2003, Mr. McWilliams served as president and chief executive officer of Bacterial Barcodes, Inc., a molecular diagnostics company. From May 2002 to June 2003, Mr. McWilliams served as chief executive officer of Signase, Inc., a cancer therapy company. Mr. McWilliams served as chief executive officer of Encysive Pharmaceuticals Inc., a cardiovascular therapeutics company from June 1992 to March 2002. Prior to June 1992, Mr. McWilliams served as chief executive officer of Zonagen Inc., a human reproductive products company. Prior to that time, Mr. McWilliams was a senior executive with Abbott Laboratories and a management consultant with McKinsey & Co. He currently serves as a director of Novelos Therapeutics, Inc. Mr. McWilliams also serves on the boards of the Texas Healthcare and Bioscience Institute and the Houston Technology Center. Mr. McWilliams received an MBA in finance from the University of Chicago, and a B.A. in chemistry, Phi Beta Kappa, from Washington and Jefferson College.

Scott B. Seaman - has served as a Director of the Company since April, 2006. Mr. Seaman currently serves as the executive director and treasurer of the Albert and Margaret Alkek Foundation of Houston, Texas, a private foundation primarily supporting institutions in the Texas Medical Center in Houston, Texas. Since January 1996 to present, Mr. Seaman has served as the chief financial officer of Chaswil Ltd., an investment management company. Since September 1986, Mr. Seaman has served as secretary and treasurer of M & A Properties Inc., a ranching and real estate concern. Since January 2003, Mr. Seaman has served as chairman and, since July 2004, president of ICT Management Inc., the general partner of Impact Composite Technology Ltd., a composite industry supplier. Since May 2004, Mr. Seaman has served as a Member of the Investment Committee of Global Hedged Equity Fund LP, a hedge fund. Mr. Seaman received a bachelor’s degree in business administration from Bowling Green State University.

Dr. Gregory H. Bailey - has served as a Director of the Company since April 2006. Since May 2004, Dr. Bailey has served as a managing director of MDB Capital Group LLC. From June 2002 to June 2003, Dr. Bailey served as a managing director of Gilford Securities, Inc and from 1998 to June 2002, Dr. Bailey served as a managing director of Knightsford Bank Corp.  Since May 2005, Dr. Bailey has served as director of Medivation, Inc., a public company focused on acquiring biomedical technologies. Dr. Bailey holds a M.D. from the University of Western Ontario.

Dr. David Hung - has served as a Director of the Company since May 2006. Dr. Hung has served as the president, chief executive officer and as a director of Medivation, Inc. since December 17, 2004. Dr. Hung also has served as the President and Chief Executive Officer, and member of the board of directors, of Medivation, Inc.’s subsidiary, Medivation Neurology, Inc. since its inception in September 2003. From 1998 until 2001, Dr. Hung was employed by ProDuct Health, Inc., a privately held medical device company, as Chief Scientific Officer (1998-1999) and as President and Chief Executive Officer (1999-2001). From December 2001 to January 2003, Dr. Hung served as a consultant to Cytyc Health Corporation. From July 1999 to November 2001, Dr. Hung served as president and chief executive officer of ProDuct Health, Inc. Dr. Hung received his M.D. from the University of California at San Francisco, and his M.A. and A.B. in biology and organic chemistry from Harvard College.

Certain Relationships and Related Transactions, Business Relationships and Indebtedness of Management

Prior to the April 2006 $23,000,000 financing (the “Financing”), Mr. Seaman, individually owned 50,500 shares of the Company’s common stock, series B warrants to purchase 20,000 shares of the Company’s common stock, and series C warrants to purchase 40,000 shares of the Company’s common stock. In addition, Alkek & Williams Ventures, Ltd. (“Ventures”), an entity in which Mr. Seaman may be deemed to have voting power and/or investment power, owned 136,667 shares of the Company’s common stock, series B warrants to purchase 99,084 shares of the Company’s common stock, and series C warrants to purchase 182,223 shares of the Company’s common stock. In connection with the Financing, (i) Mr. Seaman individually purchased 150,000 shares of the Company’s common stock and was issued a Warrant (as herein defined) to purchase 75,000 shares of the Company’s common stock, and (ii) Ventures acquired in the aggregate 5,000,000 shares of the Company’s common stock and a Warrant to purchase 2,500,000 shares of the Company’s common stock. Pursuant to the Schedule 13 D filed with the SEC on April 24, 2006, as amended, by Albert and Margaret Alkek Foundation (the “Foundation”), Ventures, Scott Seaman, DLD Family Investments, LLC, and the other reporting persons named therein (the “Foundation 13D”), Mr. Seaman has concluded that he does not have beneficial ownership of the shares of stock held by the Foundation. Additionally, pursuant to the Foundation 13D, Mr. Seaman and other reporting persons named therein may be deemed to constitute a group for purposes of Section 13(d) or Section 13(g) of the Exchange Act.   However, the Foundation, Ventures, Chaswil, Ltd., and Mr. Seaman expressly disclaim (i) that, for purposes of Section 13(d) or Section 13(g) of the Exchange Act, they are a member of a group with respect to securities of the Company held by DLD Family Investments, LLC, Mr. Arnold, Mr. Bailey or Ms. Williams and (ii) that they have agreed to act together with DLD Family Investments, LLC, Mr. Arnold, Mr. Bailey or Ms. Williams as a group other than as described in the Foundation 13D. The reporting persons in the Foundation 13D, other than Mr. Seaman and Ventures, own in the aggregate: (i) 7,866,668 shares of common stock; (ii) 235,835 shares of common stock underlying series B warrants exercisable at $2.00 per share; (iii) 444,446 shares of common stock underlying series C warrants exercisable at $3.00 per share; and (iv) 2,600,000 shares of common stock underlying a Warrants.

In connection with the Financing, (i) Palantir Group, Inc., an entity in which Dr. Bailey has voting power and/or investment power, acquired 100,000 shares of the Company’s common stock and a Warrant to purchase 50,000 shares of the Company’s common stock, (ii) MDB Capital Group LLC, an entity in which Dr. Bailey is a managing director, but disclaims any voting power and/or investment power, acquired 2,000,000 shares of the Company’s common stock and a Warrant to purchase 1,000,000 shares of the Company’s common stock, and (iii) MDB Capital Group LLC received $1,723,300 for its services in the Financing and a three year warrant to purchase 2,083,300 shares of the Company’s common stock at $0.50 per share, of which MDB Capital Group LLC assigned the right to purchase 389,275 shares of common stock to Dr. Bailey on April 24, 2006.

None of our executive officers or directors and their family members or affiliates are indebted to the Company in an amount greater than $60,000.

Compensation of Directors

Mr. McWilliams who is a director and an officer does not receive any compensation for his services as a member of our board of directors. Subject to the shareholders’ approval of the proposed amendment to the Plan increasing the number of shares of common stock authorized for issuance under the Plan, as director’s compensation for the period ending April 13, 2007, the Company approved the issuance of a ten year option to purchase 350,000 shares of common stock (pre-split) to Dr. Bailey, Mr. Seaman and Dr. Hung at an exercise price of $0.52 per share.. Each of these options vest 50% on the date of grant, 25% on the first anniversary and the remaining 25% on the second anniversary with ninety day acceleration upon the directors termination We reimburse our directors for travel and lodging expenses in connection with their attendance at board and committee meetings.

Subsequent to the Financing, the board approved the accelerated vesting of the options held by Messrs. Boveroux, Wesner, Kamin and Frison and extended the term to exercise for three years. In addition, subject to the shareholders’ approval of an amendment to the Plan increasing the number of shares of common stock authorized for issuance under the Plan, as compensation for the directors’ prior efforts, the board approved the issuance of three year options to purchase 20,000 shares of common stock (pre-split) to each of Messrs. Boveroux, Wesner and Kamin and 25,000 shares of common stock (pre-split) to Mr. Frison. These options are exercisable at $0.52 per share and vest in one year.

Committees of the Board of Directors

The Board held 35 meetings during the fiscal year ended December 31, 2005. Messrs. McWilliams and Frison attended at least 75% or more of the board meetings held during the fiscal year ended December 31, 2005. Messrs. Seaman and Bailey did not attend any board meetings in fiscal 2005 because they were recently appointed to the Board in April 2006. As of the date of this Proxy Statement, the Board has three standing committees: (1) the compensation committee (“Compensation Committee”); (2) the audit committee (“Audit Committee”); and (3) the nominating and corporate governance committee (“Nominating Committee”). Due to the resignations of Messrs Boveroux, Kamin and Wesner, the entire Board of Directors is acting as the nominating committee and audit committee and Mr. Frison is the sole member of the compensation committee. Dr. Bailey, Mr. Seaman nor Dr. Hung have been appointed to any committee of the Board of Directors. It is expected that the Nominating Committee, Audit Committee and the Compensation Committee will be reconstituted.

Audit Committee

The Audit Committee of the Board currently consists of the entire Board of Directors, but it is expected that the audit committee will be reconstituted to consist of at least two non-employee directors. The audit committee selects, on behalf of our Board of Directors, an independent public accounting firm to be engaged to audit our financial statements, discuss with the independent auditors their independence, review and discuss the audited financial statements with the independent auditors and management and recommend to our Board of Directors whether the audited financials should be included in our Annual Reports to be filed with the SEC. The audit committee operates pursuant to a written charter, which was adopted in February 2005. During the last fiscal year, the audit committee held 4 meetings and the then members of the Audit Committee attended that meeting.

Upon the reconstitution of the Audit Committee, it is expected that all of the members of the audit committee will be non-employee directors who: (1) met the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act; (2) did not participate in the preparation of our financial statements or the financial statements of Opexa Pharmaceuticals, Inc.; and (3) are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The Board has determined that Mr. Seaman qualifies as an “audit committee financial expert” as defined by Item 401(e) of Regulation S-B of the Exchange Act.

Compensation Committee

The Compensation Committee of the Board of Directors currently consists of Mr. Frison, who is an independent director, as defined in Rule 10A-3 of the Exchange Act. The Compensation Committee reviews and approves (1) the annual salaries and other compensation of our executive officers and (2) individual stock and stock option grants. The Compensation Committee also provides assistance and recommendations with respect to our compensation policies and practices and assists with the administration of our compensation plans. The Compensation Committee held 4 meetings in the fiscal year ended December 31, 2005, and the then members of the Compensation Committee attended each meeting.

The Report of the Compensation Committee is included in this Information Statement. In addition, the Board has adopted a written charter for the Compensation Committee, adopted in August 2004, which is available on the Company’s website at www.pharmafrontierscorp.com.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of the Board of Directors currently consists of the entire Board of Directors, but the it is expected that the nominating and corporate governance committee will be reconstituted to consisting of members each of whom are found by the Board of Directors to be an “independent director” pursuant to the applicable rules and regulations promulgated by the SEC. The nominating and corporate governance committee assists our Board of Directors in fulfilling its responsibilities by: identifying and approving individuals qualified to serve as members of our Board of Directors, selecting director nominees for our annual meetings of shareholders, evaluating the performance of our Board of Directors, and developing and recommending to our Board of Directors corporate governance guidelines and oversight with respect to corporate governance and ethical conduct. This committee operates pursuant to a written charter adopted in February 2005, which is available on the Company’s website at http://www.pharmafrontierscorp.com under the heading “Investor Info.” During the fiscal year ended December 31, 2005, the nominating and corporate governance committee held 4 meetings, and the then members of the Compensation Committee attended each meeting.

Consideration of Director Nominees

Director Qualifications

In discharging its responsibilities to nominate candidates for election to the Board of Directors, the Nominating Committee has not specified any minimum qualifications for serving on the Board of Directors. However, the Nominating Committee endeavors to evaluate, propose and approve candidates with business experience and personal skills in finance, marketing, financial reporting and other areas that may be expected to contribute to an effective board. The Nominating Committee seeks to assure that the Board of Directors is composed of individuals who have experience relevant to the needs of the Company and who have the highest professional and personal ethics, consistent with the Company’s values and standards. Candidates should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all shareholders.

Identifying and Evaluating Nominees for Directors

The Nominating Committee will utilize a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the Nominating Committee through current board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating Committee, and may be considered at any point during the year. The Nominating Committee will consider properly submitted shareholder nominations for candidates for the board. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating Committee. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating Committee. The Nominating Committee will also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder.

Attendance at Annual Meetings

Members of the Board of Directors are encouraged to attend the Company’s annual meeting; however, attendance is not mandatory. Messrs. McWilliams and Frison attended last year’s annual meeting.

Director Disagreements with the Company

Robert Gow resigned on October 20, 2005 and Brian E. Rodriguez resigned on October 26, 2005. The following is a summary list of their disagreements with the Company: (i) Mr. Gow and Mr. Rodriquez believed that the Company failed to pursue a course of financing designed to maximize the benefit of shareholders; (ii) Mr. Gow and Mr. Rodriquez believed that the Company’s management did not actively pursue a course of action designed to increase or even preserve the value of the Company’s common stock; (iii) Mr. Gow and Mr. Rodriquez believed that certain management failed to timely terminate investment bankers that were not acting in good faith and failed to perform as represented; (iv) Mr. Gow and Mr. Rodriquez believed that the management did not, in certain cases, provide complete and accurate information to all directors, in an attempt to stall decision making or manipulate the decision of the Board of Directors of directors or in some cases even mislead the Board of Directors; and (v) Mr. Gow and Mr. Rodriquez believed that the management circumvented the determinations to be made by independent committees established under Sarbanes Oxley requirements, in order to achieve personal objectives and influence decision making within the Company.

The Board of Directors formed a special committee comprised of independent directors to address these issues and provide a report to the Board. The special committee of the Board of Directors with its independent counsel completed its review of statements made by Mr. Gow and Mr. Rodriguez in connection with their resignations in October, 2005. The special committee immediately retained independent counsel to assist with the review. The special committee completed its review and delivered its report and conclusions to the Board. Based on the information reviewed, the special committee and its counsel found no evidence relative to the statements that would provide the basis for a claim of a breach of fiduciary duty, violations of applicable law, or violation of the Company’s code of ethics governing the code of executive conduct.

Communications to the Board of Directors

The Board of Directors has adopted the following policy for shareholders who wish to communicate any concern directly with the Board of Directors. Shareholders may mail or deliver their communication to the Company’s principal executive offices, addressed as follows:

Addressee (*)
c/o Secretary
PharmaFrontiers Corp.
2635 North Crescent Ridge Drive
The Woodlands, TX 77381

*Addressees: Board of Directors; Audit Committee of the Board of Directors; Nominating Committee of the Board of Directors; Compensation Committee of the Board of Directors; name of individual director.

Copies of written communications received at such address will be forwarded to the addressee as soon as practicable.

Code of Ethics for the CEO, CFO and Senior Financial Officers

In 2005, in accordance with SEC rules, the then audit committee and the Board of Directors adopted the CEO, CFO and Senior Financial Officers Code of Ethical Conduct. The Board of Directors believes that these individuals must set an exemplary standard of conduct, particularly in the areas of accounting, internal accounting control, auditing and finance. This code sets forth ethical standards to which the designated officers must adhere and other aspects of accounting, auditing and financial compliance.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors consists of Mr. Frison, who is not an officer or employee of the Company. None of the Company’s executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on the Company’s Board of Directors or Compensation Committee. No member of the Company’s Board of Directors is an executive officer of a company in which one of the Company’s executive officers serves as a member of the board of directors or compensation committee of that company.

REPORT OF THE COMPENSATION COMMITTEE

Overview

The Compensation Committee of the Board of Directors supervises our executive compensation. We seek to provide executive compensation that will support the achievement of our financial goals while attracting and retaining talented executives and rewarding superior performance. In performing this function, the Compensation Committee reviews executive compensation surveys and other available information.

We seek to provide an overall level of compensation to our executives that are competitive within our industry and other companies of comparable size and complexity. Compensation in any particular case may vary from any industry average on the basis of annual and long-term performance as well as individual performance. The Compensation Committee will exercise its discretion to set compensation where in its judgment external, internal or individual circumstances warrant it. In general, we compensate our executive officers through a combination of base salary, annual incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options.

Base salary levels for our executive officers are set generally to be competitive in relation to the salary levels of executive officers in other companies within our industry or other companies of comparable size, taking into consideration the position’s complexity, responsibility and need for special expertise. In reviewing salaries in individual cases the Compensation Committee also takes into account individual experience and performance.

We provide long-term incentive compensation through our stock option plan. The number of shares covered by any grant is generally determined by the then current stock price, subject in certain circumstances, to vesting requirements. In special cases, however, grants may be made to reflect increased responsibilities or reward extraordinary performance.

Chief Executive Officer Compensation

Mr. David B. McWilliams was elected to the position of chief executive officer in August 2004. Mr. McWilliams’s salary was $250,000 per year during the fiscal year ended December 31, 2005.

Mr. McWilliams executed an employment agreement with the Company in August 2004. Mr. McWilliams’s current agreement for the position of chief executive officer is at an annual salary of $250,000. The agreement includes incentives of options to purchase 370,000 shares of common stock which vested upon the closing of the Financing at an exercise price of $3.00 per share. In January 2005, Mr. McWilliams was also awarded an incentive option to purchase 50,000 shares at an exercise price of $3.00 per share with regard to an acquisition. This option vested one-third on the award date and one-third on each of the next two anniversaries of the award date.

Mr. McWilliams’ agreement may be terminated at any time by either party for any reason and includes standard non-compete, non-disclosure, trade secret, and proprietary information protection.

The overall goal of the Compensation Committee is to insure that compensation policies are established that are consistent with our strategic business objectives and that provide incentives for the attainment of those objectives. This is affected in the context of a compensation program that includes base pay, annual incentive compensation and stock ownership.

Submitted by the Compensation Committee of the Board of Directors of PharmaFrontiers Corp.

Paul Frison

AUDIT COMMITTEE REPORT

The Audit Committee of the Board currently consists of the entire Board of Directors, but it is expected that the audit committee will be reconstituted to consist of at least two non-employee directors. Upon reconstitution of the Audit Committee, the members of the Audit Committee shall be independent directors as defined by rules of the Securities Act of 1933 and financially literate.

The Audit Committee operates under a written charter adopted by the Board of Directors, which is evaluated annually. The charter of the Audit Committee is available on the Company’s website at http://www.pharmafrontierscorp.com under the heading “Investor Info”. The Audit Committee selects, evaluates and, where deemed appropriate, replaces the Company’s independent auditors. The Audit Committee also pre-approves all audit services, engagement fees and terms, and all permitted non-audit engagements, except for certain de minimus amounts.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report on the Company’s consolidated financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed the Company’s audited financial statements for fiscal 2005 and has met and held discussions with management and Malone & Bailey, PC, the Company’s independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements for fiscal 2005 were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee discussed the consolidated financial statements with the independent auditors. The Audit Committee also discussed with Malone & Bailey, PC matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

Malone & Bailey, PC also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Malone & Bailey, PC the accounting firm’s independence.

Based upon the Audit Committee’s discussion with management and Malone & Bailey, PC, and the Audit Committee’s review of the representation of management and the report of Malone & Bailey, PC to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission.

Malone & Bailey, PC did not perform any non-audit services during fiscal 2005.

Submitted by the Audit Committee of the Board of Directors of PharmaFrontiers Corp.

Brooks Boveroux and Terry Wesner*

* Mr. Boveroux and Mr. Wesner resigned as directors on April 13, 2006.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our directors, executive officers, and the persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to us. Based solely on the reports received by us and on the representations of the reporting persons, we believe that these persons have complied with all applicable filing requirements during the fiscal year ended December 31, 2005, except the following were reported late: (i) a Form 4 for the grant of options to Messrs. Boveroux, Wesner, Kamin for their services rendered; (ii) a Form 4 for the grant of options to Messrs. Kamin and Frison for re-election to the Board of Directors; (iii) a Form 3 for Mr. Wesner; (iv) a Form 4 for the exchange of certain Company securities by Messrs. Rouse and McWilliams; (v) a Form 4 for the purchase of certain Company securities by Mr. McWilliams; (vi) a Form 4 for the sale of shares of Company common stock by Warren Lau, a then existing ten percent beneficial holder; and (vii) a Form 4 for the gifting of Company common stock to a charity and the purchase of certain Company securities by George Jarkesy, a then existing ten percent beneficial holder. Each late Form 3 and Form 4 has been filed.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE ABOVE NOMINEES.

PROPOSAL NUMBER 2 - 1-FOR-10 REVERSE STOCK SPLIT

Our Board has unanimously approved a resolution seeking approval for a one-for-ten (1:10) reverse stock split whereby each ten shares of common stock currently issued and outstanding will be converted into one share of common stock.

Pursuant to the Company’s Financing, in which the Company closed upon a transaction in which the Company issued 46,000,000 shares of the Company’s common stock and warrants (“Warrants”) to purchase 23,000,000 shares of the Company’s common stock, the Company agreed to call a shareholder meeting to vote on a one for ten (1:10) reverse stock split that will not decrease the authorized shares of the Company. The investors in the Financing acquired 69% of the outstanding common stock of the Company, without giving effect to the Warrants. The Warrants are only exercisable upon the effectiveness of this one for ten reverse stock split. If the one for ten reverse stock split is approved, upon the full exercise of the Warrants, the investors in the Financing will hold 77% of the Company’s outstanding common stock, assuming no new issuances.

As of April 27, 2005 there are 383 shareholders of record. The approval of the reverse split will not decrease the number of shareholders of record. Accordingly, if the reverse split is approved, the number of shareholders of record will remain at approximately 383 shareholders of record.

The affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote is necessary to approve this proposal. Abstentions and broker non-votes will not be counted as having been voted on the proposal and will have the effect of voting against the proposal.

The proposed reverse stock split will affect all of our currently issued and outstanding common stock. Other than the effectiveness of the Warrants, the reverse stock split, if approved, would not affect your current ownership stake in our Company, nor would it affect the ownership stake of any other shareholder. Although there can be no assurance of the future effect on our stock price, the reverse stock split would likely increase the per share price of our common stock. Initially, the increase in our per share stock price would likely correspond to the reduction in the number of shares of our common stock that are outstanding and available for issuance.

Our Board approved this resolution for the following reasons. First, the reverse stock split will aid our Company’s efforts to have our common stock listed on the Nasdaq Stock Market by increasing the per share price of our stock to meet the market’s minimum listing price. Second, our Board believes that an increased per share stock price may have the effect of making our common stock more attractive to individuals as well as institutional investors in the future. Third, our Board believes the reverse stock split will enhance the liquidity of the common stock so that we can better access capital markets. Fourth, as a condition to the Financing, the Company had to agree to call a shareholder meeting to effect the reverse stock split and our Board believes that the Financing, including this condition, was in the best interest of the Company.

The reverse stock split will be effected by the filing of Articles of Amendment to our Articles of Incorporation with the Secretary of State of the State of Texas. Attached to this Proxy Statement as Exhibit 1 is the proposed amendment to the Company’s Articles of Incorporation with respect to the reverse stock split. Shareholders are urged to review Exhibit 1 in considering the amendment. The par value of our common stock will be adjusted to reflect the reverse stock split; however, there will be no change to the authorized number of shares available for issuance and no adjustments to our capital accounts will be made. If the amendment is approved by shareholders, the effective date of the amendment to effect the reverse stock split will be the date that the amendment to the Articles of Incorporation is filed with the Texas Secretary of State. The Company expects to file such amendment promptly following the Annual Meeting if the amendment is approved by shareholders.

Authorized Shares of Common Stock

  The reverse stock split will affect our issued and outstanding shares, but will not affect the number of shares of common stock the Company is authorized to issue. The reverse stock split will result in an effective increase in the number of authorized, but unissued, shares of our common stock, which may be construed as having an anti-takeover effect. Although we are not proposing the reverse stock split for this purpose, we could, subject to the Board’s fiduciary duties and applicable law, issue such additional shares to purchasers who might oppose a hostile takeover bid. Such a use of these shares could render more difficult, or discourage, an attempt to acquire control of the Company through a transaction opposed by our Board. The Company has no present plans to issue any shares of common stock, other than as described in this Proxy Statement.

 Fractional Shares

We will not issue fractional shares of our common stock in connection with the proposed reverse stock split. Instead, in the event we consummate the reverse stock split, any fractional share that results from the proposed reverse stock split will be rounded up to the next whole share of our common stock. For example, a shareholder who owns 95 shares of our common stock prior to the proposed stock split will automatically own 10 shares of our common stock after the reverse stock split (not the 9.5 shares that would result from dividing 95 shares by 10). As a result, shareholders will not receive cash for fractional shares.

Appraisal Rights

No appraisal rights are available under Texas law or our articles of incorporation or bylaws if you dissent from or vote against the proposal to approve the reverse stock split. Other rights or actions may exist under Texas law for shareholders who are harmed by reverse stock splits generally. Although the nature and extent of these rights or actions are uncertain and may vary depending upon the facts or circumstances, shareholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

Procedure for Implementing the Reverse Stock Split

In connection with the reverse stock split, ten shares of pre-split outstanding common stock will be exchanged for one share of post-split common stock. Post-split shares of our common stock may be obtained by surrendering certificates representing shares of pre-split common stock to our transfer agent. To determine the number of shares of our common stock issuable to any record holder, the total number of shares represented by all of the certificates issued in the name of that record holder held in each account as set forth on the records of the transfer agent on the date upon which the split becomes effective will be divided by ten.

Upon surrender to the transfer agent of the share certificate(s) representing shares of pre-split common stock and the applicable transfer fee payable by the holder, the holder will receive a share certificate representing the appropriate number of shares of our common stock.

Possible Disadvantages

We are hopeful that the decrease in the number of shares of common stock outstanding will stimulate interest in our common stock and possibly promote greater liquidity. However, the possibility does exist that such liquidity may be adversely affected by the reduced number of shares which would be outstanding if the proposed reverse stock split is effected. Fewer publicly held shares may result in lower trading volume which may reduce financial community interest in the common stock. A lower trading volume for the common stock may also depress the common stock market price.

While the Board expects that the decrease in the number of outstanding shares will result in a corresponding increase in the price of the common stock, we can give no assurance that, upon completion of the reverse stock split, there will be a corresponding proportionate increase in the price of the common stock or that the post-split adjusted stock price will not drift down immediately or shortly after the split. It is not unusual to see some downward movement in a stock’s price following a reverse stock split. The trading price of our common stock depends on many factors, many of which are beyond our control.

In addition, the liquidity of our common stock may be adversely affected by the reduced number of shares outstanding after the reverse stock split. The reverse stock split will cause the number of “odd-lot” holders to go up and cause the number of “round-lot” holders of the common stock to go down. An odd-lot is fewer than 100 shares. The number of round-lot holders is a common measure of a stock’s distribution, and a lower number may reflect more negatively on shares of our common stock. In addition, the new odd-lot holders may become reluctant to trade their shares because of any stigma or higher commissions associated with odd-lot trading. Shareholders who hold odd-lots may experience an increase in the cost of selling their shares and may have greater difficulty in making sales. This may negatively impact the average trading volume and thereby diminish interest in the common stock by some investors and advisors.

Notwithstanding these potential disadvantages, the Board of Directors believes that the reverse stock split is in the best interest of the Company for the reasons set forth above.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THIS PROPOSAL TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO EFFECT A ONE FOR TEN REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK.

PROPOSAL NUMBER 3 - CORPORATE NAME CHANGE
The Board of Directors proposes that the shareholders of the Company approve an amendment to the Company’s Articles of Incorporation to change the Company’s name from “PharmaFrontiers Corp.” to “Opexa Therapeutics, Inc.” The Board of Directors believes that the name “Opexa Therapeutics, Inc.” will help differentiate the business of the Company with that of a similarly named company, “Pharma Frontiers Limited”, a medical communications provider. The Board recommends the name “Opexa Therapeutics, Inc.” because it is a unique name and the Company acquired the trademark for “Opexa” in 2004. The Board believes the name “Opexa Therapeutics, Inc.” is still recognized in the biopharmaceutical industry as the former “Opexa Pharmaceuticals, Inc.” operated since February 2001 and was the original developer of our drug “Tovaxin™.”

The vote required to approve the proposal to amend the Company’s Articles of Incorporation to change the Company’s name is a majority of the common stock issued and outstanding and entitled to vote on the matter. Attached to this Proxy Statement as Exhibit 2 is the proposed amendment to the Company’s Articles of Incorporation with respect to the name change. Shareholders are urged to review Exhibit 2 in considering the amendment. If the amendment is approved by shareholders, the effective date of the amendment to change the Company’s legal corporate name will be the date that the amendment to the Articles of Incorporation is filed with the Texas Secretary of State. The Company expects to file such amendment promptly following the Annual Meeting if the amendment is approved by shareholders. Additionally, if the Company’s name change is approved at the Annual Meeting, the Company will promptly thereafter change its OTCBB trading symbol. The Company’s new OTCBB trading symbol will be determined at the time the name change becomes effective.

Changing the name of the Company will not have any effect on the rights of existing shareholders. The proposed name change will not affect the validity or transferability of currently outstanding stock certificates, and shareholders will not be requested to surrender for exchange any stock certificates they hold.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION CHANGING THE COMPANY’S NAME.

PROPOSAL NUMBER 4 - AMENDMENT OF JUNE 2004 COMPENSATORY STOCK OPTION PLAN

         Our June 2004 Compensatory Stock Option Plan, as amended, is a principal component of our compensation program for the purpose of tying individual compensation directly to shareholder value, specifically the market price of our common stock. The purposes of the Plan have been and continue to be to attract, retain, motivate and incentivize directors, executives and key employees, to provide them with a strong incentive to advance the interests of the Company, and to otherwise align the interests of management more closely with that of the Company and its shareholders. We may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”) or nonstatutory options not intended to qualify as incentive options, award restricted stock, restricted stock units, performance units and bonus stock.

Increase in Number of Shares of Common Stock in the Plan

In June 2004, the Board of Directors adopted the Plan, and the shareholders subsequently approved the Plan. The Plan originally reserved 2,000,000 shares of common stock for issuance. In June 2005, the shareholders approved an amendment to the Plan to increase the number of authorized shares from 2,000,000 to 3,000,000. The Plan was not affected by the Financing; and the Compensation Committee determined not to make any acceleration, adjustments or amendments to the Plan or any of the awards granted under the Plan. The proposed one for ten reverse stock split will effect the numbers of shares issuable under the Plan and the awards granted under the Plan in the same manner as the Company’s common stock.

The Board of Directors recommends amending the Plan, subject to shareholder approval of this amendment to the Plan and shareholder approval of the proposed reverse stock split, to increase the number of shares of common stock authorized for issuance under the Plan from a total of 3,000,000 shares pre-split (300,000 shares post-split) to a total of 12,000,000 shares pre-split (1,200,000 shares post-split). As of March 20, 2006, awards (net of canceled or expired awards) covering an aggregate of 2,946,933 shares of common stock at exercise prices between $0.50 and $5.00 per share had been granted under the Plan. Only 53,067 shares of common stock (plus any shares that might in the future be returned to the Plan as a result of cancellations or expiration of awards or the reacquisition by the Company of issued shares) remained available for future grant under the Plan. The Plan will continue irrespective of the passage of this proposal, as this proposal only increases the number of shares that may be issued under the Plan.

We have granted options to our executive officers and employees under the Plan that are subject to this amendment. See “Information Regarding Options Granted” for information regarding these options.

Increase in limitation of number of Performance Awards issuable pursuant to Section 5(d) of the Plan

In addition, the Board of Directors recommends amending the Plan, subject to shareholder approval of this amendment to the Plan and shareholder approval of the proposed reverse stock split, to increase the limit on the number of shares of common stock issuable in any fiscal year pursuant to Section 5(d) of the Plan from 100,000 shares pre-split (10,000 shares post-split) to 500,000 shares pre-split (50,000 shares post-split). To date, we have not issued any performance awards as contemplated by Section 5(d) of the Plan. However, we may deem it necessary in the future to grant such performance awards.

Reasons for Amendments to Plan

The Board of Directors believes this amendment is necessary in order to make shares of our common stock available for future awards under the Plan, to allow the Company to grant additional shares to attract, motivate, and retain employees, consultants and directors of the Company. In view of the lack of shares remaining for grants under the Plan, the current limitations on performance awards and the continuing need to attract and retain individuals of the highest caliber to management, employment and position of the Board of Directors, the Board of Directors has concluded that the maximum number of shares of common stock that may be issued under the Plan should be increased and the limitation on performance awards pursuant to Section 5(d) be increased.

The amendment to the Plan is subject to the shareholder approval of the proposed reverse stock split. Therefore, if the proposed reverse stock split is not approved by the shareholders, the amendment to the Plan will not be effected.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE AMENDMENT TO THE PLAN.

The following is a summary of the material provisions of the Plan. The summary is subject to the terms of the Plan. The Company will provide, upon request a copy of the full text of the Plan to each person to whom a copy of this proxy statement is delivered. Requests should be directed to C. William Rouse, Secretary, PharmaFrontiers Corp. 2635 North Crescent Ridge Drive, The Woodlands, Texas 77381.

General Administration of the Plan

The Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee will be authorized to grant to key employees, officers, directors and consultants of the Company awards in the form of stock options, performance shares, and restricted stock. In addition, the Compensation Committee will have the authority to grant other stock-based awards in the form of stock appreciation rights, restricted stock units, and stock unit awards. The Plan will expire in June 2014, unless terminated earlier or extended by the Board of Directors.

Each member of the Compensation Committee must be a “non-employee director” within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, an “independent director” as defined by Rule 10A-3 of the Exchange Act and an “outside director” within the meaning of the Code. The Compensation Committee will select persons to receive grants from among the eligible participants, determine the types of grants and number of shares to be awarded to grantees, and set the terms, conditions, and provisions of the grants consistent with the Plan. The Compensation Committee has authority to amend awards and to accelerate vesting and/or exercisability of awards, provided that it cannot amend an outstanding option to reduce its exercise price or cancel an option and replace it with an option with a lower exercise price. The Compensation Committee may also establish rules for administration of the Plan.

Eligibility

The Compensation Committee will select grantees from among the key employees, officers, directors and consultants of the Company and its subsidiaries. The eligible participants will be those who, in the opinion of the Compensation Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company. All awards and the terms of any award to eligible participants who are members of the Compensation Committee must also be approved by the Board of Directors.

Shares Subject to the Plan

Subject to approval by the shareholders at this Annual Meeting, a maximum of 12,000,000 shares of Company common stock pre-split (1,200,000 shares post-split) may be issued under the Plan (currently, only 3,000,000 shares pre-split (300,000 shares post-split) have been reserved and only 3,000,000 shares pre-split (300,000 shares post-split) will be reserved if this proposal or the proposal to effect the reverse split are not passed by the shareholders). Any shares of Company common stock subject to awards that are forfeited or withheld in payment of any exercise price or taxes will again be available for grant. Also, if an award terminates without shares of Company common stock being issued, then the shares that were subject to the award will again be available for grant. The shares may be authorized and unissued shares or treasury shares. In the event of a stock split, stock dividend, spin-off, or other relevant change affecting the Company’s common stock, the Compensation Committee shall make appropriate adjustments to the number of shares available for grants and to the number of shares and price under outstanding grants made before the event.

Types of Awards Under the Plan

Stock Options

The Compensation Committee may grant awards in the form of options to purchase shares of the Company’s common stock. With regard to each such option, the Compensation Committee will determine the number of shares subject to the option, the manner and time of the exercise of the option, and the exercise price per share of stock subject to the option; provided, however, that the exercise price of any “Incentive Stock Option” (as defined in the Plan) may not be less than 100% of the fair market value of the shares of Company common stock on the date the option is granted. The exercise price may, at the discretion of the Compensation Committee, be paid by a participant in cash, shares of Company common stock or a combination thereof. The period of any option shall be determined by the Compensation Committee, but no Incentive Stock Option may be exercised later than 10 years after the date of grant. The aggregate fair market value, determined at the date of grant of the Incentive Stock Option, of Company common stock for which an Incentive Stock Option is exercisable for the first time during any calendar year as to any participant shall not exceed the maximum limitation as provided in Section 422 of the Code. The effect of a grantee’s termination of employment by reason of death, retirement, disability, or otherwise will be specified in the option agreement evidencing the grant of the option.

Stock Appreciation Rights

The Plan also authorizes the Compensation Committee to grant stock appreciation rights (“SARs”). Upon exercising an SAR, the holder receives for each share with respect to which the SAR is exercised, an amount equal to the difference between the exercise price (which may not be less than the fair market value of such share on the date of grant unless otherwise determined by the Compensation Committee) and the fair market value of the Company common stock on the date of exercise. At the Compensation Committee’s discretion, payment of such amount may be made in cash, shares of Company common stock, or a combination thereof. Each SAR granted will be evidenced by an agreement specifying the terms and conditions of the award, including the effect of termination of employment (by reason of death, disability, retirement or otherwise) on the exercisability of the SAR. No SAR may have a term of greater than 10 years.

Performance Shares

The Plan permits the Compensation Committee to grant awards of performance shares to eligible employees from time to time. These awards are contingent upon the achievement of certain performance goals established by the Compensation Committee. The length of time over which performance will be measured, the performance goals, and the criteria to be used in determining whether and to what degree the goals have been attained will be determined by the Compensation Committee. The Compensation Committee will also determine the effect of termination of employment of a grantee (by reason of death, retirement, disability or otherwise) during the performance period.

Restricted Stock and Restricted Stock Units

Under the Plan, the Compensation Committee may award restricted shares of the Company’s common stock and restricted stock units to eligible employees from time to time and subject to certain restrictions as determined by the Compensation Committee. The nature and extent of restrictions on such shares and units, the duration of such restrictions, and any circumstance which could cause the forfeiture of such shares or units shall be determined by the Compensation Committee. The Compensation Committee will also determine the effect of the termination of employment of a recipient of restricted stock or restricted stock units (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions.

Other Stock Based Awards

In addition, the Compensation Committee shall have authority under the Plan to grant stock unit awards, which can be in the form of common stock or units, the value of which is based, in whole or in part, on the value of the Company’s common stock. Such stock unit awards will be subject to such terms, restrictions, conditions, vesting requirements and payment rules as the Compensation Committee may determine. Stock unit awards may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date shares are issued or, if later, the date provided by the Compensation Committee at the time of grant of the stock unit award. Stock unit awards may relate in whole or in part to certain performance criteria established by the Compensation Committee at the time of grant. The Compensation Committee will also determine the effect of termination of employment of a stock unit award recipient (by reason of death, retirement, disability or otherwise) during any applicable vesting period.

Awards to Covered Employees

The Plan permits the Compensation Committee to grant qualified performance-based awards (“Performance Awards”) to the chief executive officer and the four other highest compensated officers of the Company (the “Covered Employees”). These Performance Awards are intended to qualify as performance-based pay under Section 162(m) of the Code to enable the Company to deduct the compensation paid to the Covered Employees attributable to these Performance Awards. In general, Section 162(m) limits the deduction for compensation paid to the Covered Employees to a dollar limitation ($1,000,000), but permits performance-based pay to be deductible without regard to the dollar limitation.

If the Performance Award is a stock option or SAR grant with an exercise price equal to the fair market value of the underlying shares of common stock on the date of grant, the Performance Award qualifies as performance-based pay under Section 162 (m).

If performance shares are granted, then the Compensation Committee will establish performance goals based on the attainment of one or more of the following measures with respect to the Company or an affiliate, or a subsidiary, division or department of the Company or an affiliate for whom the Covered Employee performs services: revenue growth; earnings before interest, taxes, depreciation and amortization; earnings before interest and taxes; operating income; pre- or after-tax income; earnings per share from continuing operations; other board or committee approved performance measurements; earnings per share; cash flow; cash flow per share; return on equity; return on invested capital; return on assets; economic value added (or an equivalent metric) ; share price performance; total stockholder return; improvement in or attainment of expense levels; or improvement in or attainment of working capital levels. The preceding goals may be based on attaining specified levels of Company performance under one or more of the measures described above relative to the performance of other companies.

The Compensation Committee will establish the relevant goals at a time when the outcome is substantially uncertain, and the Compensation Committee will certify whether the goals have been attained. This process of establishing goals and confirming their attainment is intended to comply with Section 162(m) and permit the Performance Award to qualify as deductible performance-based pay.

Change in Control

In order to preserve the rights of participants in the event of a Change in Control (as defined in the Plan), the Compensation Committee in its discretion may, at the time a grant is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise of an award, (ii) provide for the purchase of the award upon the participant’s request for an amount of cash or other property that could have been received upon the exercise or realization of the award had the award been currently exercisable or payable, (iii) adjust the terms of the award in a manner determined by the Compensation Committee to reflect the Change in Control, (iv) cause the award to be assumed, or new rights substituted therefore, by another entity, or (v) make such other provisions as the Compensation Committee may consider equitable and in the best interests of the Company.

Amendment and Termination of the Plan

The Board of Directors may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval which (a) is required to be approved by shareholders to comply with applicable laws or rules, (b) increase the number of shares of Company common stock reserved for issuance under the Plan or (c) would cause the Company to be unable to grant Incentive Stock Options.

New Plan Benefits

Grants and awards under the Plan, which may be made to Company executive officers, directors and other employees, are not presently determinable. If the stockholders approve the amendment to the Plan, such grants and awards will be made at the discretion of the Compensation Committee or the Board of Directors in accordance with the compensation policies of the Compensation Committee, which are discussed in the “Report of the Compensation Committee.”

Information Regarding Options Granted

Grants and awards under the Plan, which may be made to Company executive officers, directors and other employees, other than provided for below, are not presently determinable. If the shareholders approve the amendment to the Plan, such grants and awards will be made at the discretion of the Compensation Committee or the Board of Directors in accordance with the compensation policies of the Compensation Committee, which are discussed in the “Report of the Compensation Committee.”

In April and May, 2006, the Board of Directors granted stock options to purchase common stock pursuant to the Plan, subject to shareholder approval of this amendment. The following table describes the number of shares of common stock underlying options that have been granted subject to this amendment on a pre-split basis:

Name	Number of Shares	Exercise Price	Value (1)
Dave McWilliams	1,200,000	$0.50(2)	$540,000
Bill Rouse	750,000	$0.50(2)	$337,500
Executive Group (includes 2 officers)	1,950,000	$0.50	$877,500
Gregory Bailey	350,000	$0.52(2)	$150,500
Scott Seaman	350,000	$0.52(2)	$150,500
Paul Frison	25,000	$0.52(2)	$10,750
David Hung	350,000	$0.52 (2)	$150,500
Non-Executive Director Group (includes 4 directors)	1,075,000	$0.52	$462,250
Former Directors (3)	60,000	$0.52(2)	$31,800
Non-Executive Officer Employee Group	1,463,950	$0.50(4)	$658,778

(1)	Calculated by using the closing bid price on May 2, 2006 of $0.95 per share less the exercise price of the options.
(2)	The market price on the date of grant was $0.95 per share.
(3)	Includes options granted to Messrs. Kamin, Boveroux and Wesner.
(4)	The market price on the date of grant was $0.58 per share.

Equity Compensation Plan Information

The following table sets forth information, as of December 31, 2005, with respect to the Company’s compensation plans under which common stock is authorized for issuance. Additionally, prior to July 2004, the Company issued warrants and options to certain officers, directors and consultants not approved by stockholders, which issuances were negotiated between the recipient and the Board of Directors on an issuance basis. We believe that the exercise price for all of the options set forth below reflects fair market value.

	Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)

Plan Category	(A)	(B)	(C)

Equity Compensation Plans Approved by Security Holders	2,376,933 (1)	$2.46	623,067 (2)

Equity Compensation Plans Not Approved by Security Holders	200,000	$3.00	------

Total	2,576,933		623,067(2)

(1)	As of March 20, 2006, there were 2,946,933 shares of common stock issuable upon exercise of outstanding stock options under the Plan.

(2)	As of March 20, 2006, there were only 53,067 shares of common stock remaining available for future issuance under the Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 3, 2006, the number and percentage of outstanding shares of Company common stock owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (b) each of our directors; (c) the named executive officers as defined in Item 402 of Regulation S-B; and (d) all current directors and executive officers, as a group. As of May 3, 2006, there were 66,967,035 shares of common stock issued and outstanding.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. The Warrants are only exercisable upon the effectiveness of the 1 for 10 reverse stock split proposed in Proposal 2. For purposes of beneficial ownership calculations herein, it is assumed that the 1 for 10 reverse stock split will be effected within 60 days from May 3, 2006. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name and Address of Beneficial Owner (1)	Number of Shares Owned	Percentage of Class
Beneficial Owners of more than 5%
SF Capital Partners Ltd. (2)	10,000,000 (3)	14.93%
Magnetar Capital Master Fund, Ltd (4)	6,725,000 (5)	9.99%
Austin Marxe and David Greenhouse (6)	15,000,000 (6)	20.84%
Albert and Margaret Alkek Foundation (7)	6,859,724 (8)	9.99%
Alkek & Williams Ventures Ltd. (9)	4,167,974 (10)	6.08%
DLD Family Investments, LLC (11)	3,707,780 (12)	5.43%
Officers and Directors
Scott B. Seaman (9)	4,685,807 (13)	6.81%
David B. McWilliams	577,148 (14)	*
C. William Rouse	499,957 (15)	*
Gregory H. Bailey	714,275 (16)	1.06%
Paul Frison	75,000 (17)	*
David Hung	175,000 (18)	*
All directors and executive officers as a group (6 persons)	6,727,187(19)	9.66%
_________
* Less than 1%

(1)	Unless otherwise indicated, the mailing address of the beneficial owner is c/o PharmaFrontiers Corp., 2635 N. Crescent Ridge Drive, The Woodlands, Texas 77381.

(2)
Michael A. Roth and Brian J. Stark exercise joint voting and dispositive power over all of the shares of common stock beneficially owned by SF Capital Partners Ltd., but Messrs Roth and Stark disclaim beneficial ownership of such shares. The information in this footnote is primarily based on a Schedule 13G filed with the SEC on April 17, 2006 and other information provided to us. The mailing address of SF Capital Partners Ltd. is c/o Stark Offshore Management, LLC, 3600 South Lake Drive, St. Francis, WI 53235.

(3)
Excludes 5,000,000 shares of Company common stock underlying a Warrant that SF Capital Partners Ltd. is contractually prohibited from exercising to the extent that it would beneficially own in excess of 9.999% of the total number of issued and outstanding shares of common stock after such exercise.

(4)
Magnetar Financial LLC is the investment advisor of Magnetar Capital Master Fund, Ltd (“Magnetar”) and consequently has voting control and investment discretion over securities held by Magnetar.  Magnetar Financial LLC disclaims beneficial ownership of the shares held by Magnetar.  Alec Litowitz has voting control over Supernova Management LLC, which is the general partner of Magnetar Capital Partners LP, the sole managing member of Magnetar Financial LLC.  As a result, Mr. Litowitz may be considered the beneficial owner of any shares deemed to be beneficially owned by Magnetar Financial LLC.  Mr. Litowitz disclaims beneficial ownership of these shares. The mailing address of the beneficial owner is 1603 Orrington Ave., 13th Floor, Evanston, Illinois 60201.

(5)
Excludes 2,875,000 shares of Company common stock underlying a Warrant that Magnetar is contractually prohibited from exercising to the extent that it would beneficially own in excess of 9.999% of the total number of issued and outstanding shares of common stock after such exercise.

(6)
Consisting of: (i) 3,310,000 shares of common stock and 1,655,000 shares of common stock issuable upon the exercise of a Warrant held by Special Situations Fund III QP, L.P., (ii) 284,000 shares of common stock and 142,000 shares of common stock issuable upon the exercise of a Warrant held by Special Situations Fund III, L.P., (iii) 906,000 shares of common stock and 453,000 shares of common stock issuable upon the exercise of a Warrant held by Special Situations Cayman Fund, L.P., (iv) 4,000,000 shares of common stock and 2,000,000 shares of common stock issuable upon the exercise of a Warrant held by Special Situations Private Equity Fund, L.P., and (v) 1,500,000 shares of common stock and 750,000 shares of common stock issuable upon the exercise of a Warrant held by Special Situations Life Sciences Fund, L.P. MGP Advisors Limited (“MGP”) is the general partner of Special Situations Fund III, QP, L.P. and Special Situations Fund III, L.P. AWM Investment Company, Inc. (“AWM”) is the general partner of MGP and the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. MG Advisers, L.L.C. (“MG”) is the general partner of and investment adviser to the Special Situations Private Equity Fund, L.P. LS Advisers, LLC (“LS”) is the general partner and investment adviser to the Special Situations Life Sciences Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP, AWM, MG and LS. Through their control of MGP, AWM, MG and LS, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the funds listed above. The information in this footnote is primarily based on a Schedule 13D filed with the SEC on April 24, 2006 and other information provided to us. The mailing address of Messrs. Marxe and Greenhouse is 527 Madison Avenue, Suite 2600, New York, New York 10022.The mailing address of the beneficial owner is 3600 South Lake Drive, St. Francis, WI 53235.

(7)
This information is based on Foundation 13D. The Foundation acts through an investment committee of its board of directors, which includes Mr. Daniel Arnold, Mr. Joe Bailey, Mr. Scott Seaman and Ms. Randa Duncan Williams. Mr. Seaman is the executive director of the Foundation and chairman of the investment committee. The investment committee has sole voting and investment power over all of the shares of common stock beneficially owned by the Foundation. However, pursuant to the Foundation 13D, neither the executive director nor any member of the investment committee may act individually to vote or sell shares of common stock held by the Foundation; therefore, the Foundation has concluded that no individual committee member is deemed to beneficially own, within the meaning of Rule 13d-3 of the Exchange Act, any shares of common stock held by the Foundation solely by virtue of the fact that he or she is a member of the investment committee. Additionally, pursuant to the Foundation 13D, the Foundation has concluded that because Mr. Seaman, in his capacity as executive director or chairman of the investment committee, cannot act in such capacity to vote or sell shares of common stock held by the Foundation without the approval of the investment committee, he is not deemed to beneficially own, within the meaning of Rule 13d-3 of the Exchange Act, any shares of common stock held by the Foundation by virtue of his position as executive director or chairman of the investment committee. The mailing address of the beneficial owner is 1221 McKinney #4525, Houston, Texas 77010.

(8)
Consisting of: (i) 120,834 shares of common stock underlying series B warrants exercisable at $2.00 per share; (ii) 222,223 shares of common stock underlying series C warrants exercisable at $3.00 per share; and (iii) 1,350,000 shares of common stock underlying a Warrant. Excludes 1,150,000 shares of Company common stock underlying a Warrant that the Foundation is contractually prohibited from exercising to the extent that it would beneficially own in excess of 9.999% of the total number of issued and outstanding shares of common stock after such exercise.  Pursuant to the Foundation 13D, the Foundation and other reporting persons named therein may be deemed to constitute a group for purposes of Section 13(d) or Section 13(g) of the Exchange Act.   However, the Foundation, Ventures, Chaswil, Ltd., and Mr. Seaman expressly disclaim (i) that, for purposes of Section 13(d) or Section 13(g) of the Exchange Act, they are a member of a group with respect to securities of the Company held by DLD Family Investments, LLC, Mr. Arnold, Mr. Bailey or Ms. Williams and (ii) that they have agreed to act together with DLD Family Investments, LLC, Mr. Arnold, Mr. Bailey or Ms. Williams as a group other than as described in the Foundation 13D. Therefore, this does not include the following securities: (i) 2,333,334 shares of common stock held by DLD Family Investments, LLC; (ii) 96,667 shares of common stock underlying series B warrants exercisable at $2.00 per share held by DLD Family Investments, LLC; (iii) 177,779 shares of common stock underlying series C warrants exercisable at $3.00 per share held by DLD Family Investments, LLC; (iv) 1,100,000 shares of common stock underlying a Warrant held by DLD Family Investments, LLC; (v) 266,667 shares of common stock held by Mr. Arnold; (vi) 48,334 shares of common stock underlying series B warrants exercisable at $2.00 per share held by Mr. Arnold; (vii) 88,889 shares of common stock underlying series C warrants exercisable at $3.00 per share held by Mr. Arnold; (viii) 100,000 shares of common stock underlying a Warrant held by Mr. Arnold; (ix) 100,000 shares of common stock held by Mr. Bailey; (x) 50,000 shares of common stock underlying a Warrant held by Mr. Bailey; (xi) 2,636,667 shares of common stock held by Ventures; (xii) 99,084 shares of common stock underlying series B warrants exercisable at $2.00 per share held by Ventures; (xiii) 182,223 shares of common stock underlying series C warrants exercisable at $3.00 per share held by Ventures; (xiv) 1,250,000 shares of common stock underlying a Warrant held by Ventures; (xv) 200,500 shares of common stock held by Mr. Seaman; (xvi) 29,000 shares of common stock underlying series B warrants exercisable at $2.00 per share held by Mr. Seaman; (xvii) 53,333 shares of common stock underlying series C warrants exercisable at $3.00 per share held by Mr. Seaman; and (xviii) 75,000 shares of common stock underlying a Warrant held by Mr. Seaman. The information in this footnote is primarily based on the Foundation 13D and other information provided to us.

(9)
Chaswil, Ltd. is the investment manager of Ventures and holds voting power and investment power with respect to Company securities held by Ventures pursuant to a written agreement. Scott B. Seaman is a principal of Chaswil, Ltd and has shared voting power and shared investment power over all of the shares of common stock beneficially owned by Ventures. The information in this footnote is primarily based on the Foundation 13D and other information provided to us. The mailing address of the beneficial owner is 1221 McKinney #4545, Houston, Texas 77010.

(10)
Consisting of: (i) 99,084 shares of common stock underlying series B warrants exercisable at $2.00 per share; (ii) 182,223 shares of common stock underlying series C warrants exercisable at $3.00 per share; and (iii) 1,250,000 shares of common stock underlying the Warrants.

(11)
Randa Duncan Williams is the principal of DLD Family Investments, LLC. The information in this footnote is primarily based on the Foundation 13D and other information provided to us. The mailing address of the beneficial owner is P.O. Box 4735, Houston, Texas 77210-4735.

(12)
Consisting of: (i) 2,333,334 shares of common stock held by DLD Family Investments, LLC; (ii) 96,667 shares of common stock underlying series B warrants exercisable at $2.00 per share held by DLD Family Investments, LLC; (iii) 177,779 shares of common stock underlying series C warrants exercisable at $3.00 per share held by DLD Family Investments, LLC; and (iv) 1,100,000 shares of common stock underlying the Warrants held by DLD Family Investments, LLC. Ms. Williams is on the investment committee for the Foundation. Pursuant to the Foundation 13D, the Foundation has concluded that no individual committee member is deemed to beneficially own, within the meaning of Rule 13d-3 of the Exchange Act, any shares of common stock held by the Foundation solely by virtue of the fact that he or she is a member of the investment committee. The information in this footnote is primarily based on the Foundation 13D and other information provided to us. The mailing address of the beneficial owner is P.O. Box 4735, Houston, Texas 77210-4735.

(13)
Consisting of: (i) 175,000 shares underlying an option; (ii) 2,636,667 shares of common stock held by Ventures; (iii) 99,084 shares of common stock underlying series B warrants exercisable at $2.00 per share held by Ventures; (iv) 182,223 shares of common stock underlying series C warrants exercisable at $3.00 per share held by Ventures; (v) 1,250,000 shares of common stock underlying the Warrants held by Ventures; (vi) 29,000 shares of common stock underlying series B warrants exercisable at $2.00 per share; (vii) 53,333 shares of common stock underlying series C warrants exercisable at $3.00 per share; and (viii) 75,000 shares of common stock underlying the Warrants. (See footnote 8 for additional discussion of the information set forth in clauses (ii) through (v) of the preceding sentence.) Pursuant to the Foundation 13D, this does not include the following shares which Mr. Seaman has determined he does not have beneficial ownership or disclaimed beneficial ownership: (i) 166,667 shares of common stock held by the Foundation; (ii) 120,834 shares of common stock underlying series B warrants exercisable at $2.00 per share held by the Foundation; (iii) 222,223 shares of common stock underlying series C warrants exercisable at $3.00 per share held by the Foundation; (vi) 2,500,000 shares of common stock underlying a Warrant held by the Foundation; and (v) 15,000 shares of common stock that Mr. Seaman has agreed to transfer to his ex-wife pursuant to an Agreement Incident to Divorce dated April 4, 2006. (See footnote 7 for additional discussion of the information set forth in clauses (i) through (iv) of the preceding sentence.) The mailing address of the beneficial owner is 1221 McKinney #4545, Houston, Texas 77010.

(14)
Consisting of: (i) 403,333 shares of common stock underlying stock options; (ii) 37,885 shares of common stock underlying series B warrants exercisable at $2.00 per share; and (iii) 69,674 shares of common stock underlying series C warrants exercisable at $3.00 per share.

(15)
Consisting of: (i) 316,665 shares of common stock underlying stock options; (ii) 6,647 shares of common stock underlying series B warrants exercisable at $2.00 per share; and (iii) 12,225 shares of common stock underlying series C warrants exercisable at $3.00 per share.

(16)
Consisting of: (i) 175,000 shares underlying stock options; (ii)a warrant to purchase 389,275 shares of common stock exercisable at $0.50 per share; (iii) 100,000 shares of common stock held by Palantir Group, Inc., an entity in which Dr. Bailey has investment and voting power; and (iv) 50,000 shares of common stock underlying a Warrant held by Palantir Group, Inc.

(17)	Consisting of 75,000 shares of common stock underlying options.

(18)	Consisting of 175,000 shares of common stock underlying stock options.

(19)
Consisting of: (a) the following held by Mr. Seaman or which Mr. Seaman may be deemed to have voting and investment power (i) 175,000 shares underlying an option; (ii) 2,636,667 shares of our common stock held by Ventures; (iii) 99,084 shares of our common stock underlying series B warrants exercisable at $2.00 per share held by Ventures; (iv) 182,223 shares of our common stock underlying series C warrants exercisable at $3.00 per share held by Ventures; (v) 1,250,000 shares of our common stock underlying a Warrant held by Ventures; (vi) 29,000 shares of our common stock underlying series B warrants exercisable at $2.00 per share; (vii) 53,333 shares of our common stock underlying series C warrants exercisable at $3.00 per share; and (viii) 75,000 shares of our common stock underlying a Warrant; (b) the following held by Mr. McWilliams (i) 403,333 shares of common stock underlying stock options; (ii) 37,885 shares of common stock underlying series B warrants exercisable at $2.00 per share; and (iii) 69,674 shares of our common stock underlying series C warrants exercisable at $3.00 per share; (c) the following held by Dr. Bailey or which Dr. Bailey has voting and investment power; (i) 175,000 shares underlying stock options; (ii)389,275 shares of common stock underlying a warrant exercisable at $0.50 per share; (iii) 100,000 shares of common stock held by Palantir Group, Inc.; and (iv) 50,000 shares of commons underlying a Warrant held by Palantir Group, Inc.; (d) 38,333 shares of common stock underlying stock options held by Mr. Frison; and (e) the following held by Mr. Rouse (i) 316,665 shares of common stock underlying stock options; (ii) 6,647 shares of common stock underlying series B warrants exercisable at $2.00 per share; and (iii) 12,225 shares of our common stock underlying series C warrants exercisable at $3.00 per share.

EXECUTIVE OFFICERS
Our executive officers are as follows:

Name	Age	Position
David B. McWilliams	63	President and Chief Executive Officer
C. William Rouse	58	Chief Financial Officer and Secretary

The following biographical information is for Mr. Rouse (please see Proposal 1 for biographical information for Mr. McWilliams):

C. William “Bill” Rouse - Mr. Rouse has served as the Company’s chief financial officer since May 2004. Prior to May 2004, Mr. Rouse was managing director of Rouse Associates from April 1999 until May 2004. From January 1995 to April 1999 he was chief marketing officer for Futorian Inc. and from December 1990 to January 1995 he was a division general manager for Masco Corporation. Prior to 1990 Mr. Rouse was President of BEI, Inc. Mr. Rouse has led several startups and turnarounds and founded several successful companies.

Code of Ethics for the CEO, CFO and Senior Financial Officers

In 2005, in accordance with SEC rules, the then audit committee and the Board adopted the CEO, CFO and Senior Financial Officers Code of Ethical Conduct. The Board believes that these individuals must set an exemplary standard of conduct, particularly in the areas of accounting, internal accounting control, auditing and finance. This code sets forth ethical standards the designated officers must adhere to and other aspects of accounting, auditing and financial compliance.
Executive Compensation

The following tables contain compensation data for our named executive officers for the fiscal year ending December 31, 2005.

Summary Compensation Table

	Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)
David B. McWilliams (1)	2005	250,000	-	50,000	-
	2004	83,000	-	370,000 (2)	-
	2003	-	-	-	-

C. William Rouse (3)	2005	180,000	-	50,000	-
	2004	77,500	-	100,000 (2)	-
	2003	-	-	-	-

___________
(1) Served as chief executive officer since August 2004.
(2) See “Executive Employment Contracts” for a discussion of the option.
(3) Served as chief financial officer since May 2004.

Option Grants in Last Fiscal Year

(Individual Grants)

Name	Number of Securities Options Granted	% of Total Options Granted to Fiscal Year	Exercise/Base Price ($/Share)	Expiration Date
David B. McWilliams	50,000	2%	3.00	01/21/2010
Bill Rouse	50,000	2%	3.00	01/21/2010

Options Exercises and Fiscal 2005 Year End Values

	Number of Shares		Value of Unexercised
	Underlying Unexercised		In-the-Money Options
	Options at December 31, 2005		at December 31 2005 (1)
Name	Exercisable	Unexercisable	Exercisable		Unexercisable
David B. McWilliams	243,333	176,667	$	- (1)	$	- (1)
Bill Rouse	99,999	50,001	$	- (1)	$	-(1)

Executive Employment Contracts

David B. McWilliams has an existing employment agreement with the Company that he entered into effective August, 2004. Mr. McWilliams current agreement for the position of chief executive officer is at an annual salary of $250,000 and may be terminated by us or him at any time for any or no reason. Mr. McWilliams has the right to purchase 370,000 shares of Company common stock exercisable at a price per share of $3.00, which all vested upon the Closing of the Financing.. In January 2005, Mr. McWilliams was granted an option to purchase 50,000 shares of common stock at a purchase price of $3.00 per share, of which 33,333 shares vested in January 2006. In May 2006, subject to the shareholders’ approval of the proposed amendment to the Plan increasing the number of shares of common stock authorized for issuance under the Plan, Mr. McWilliams was granted a ten year option for purchase 1,200,000 shares of common stock at $0.50 per share vesting in three years with ninety day acceleration upon Mr. McWilliams termination.

C. William “Bill” Rouse entered into an employment agreement, expiring June 2006, providing for an annual salary of $180,000. Mr. Rouse has the right to purchase 100,000 shares of Company common stock exercisable at a price per share of $3.00. This option will vest in three parts: 33,333 on April 29, 2005, 33,333 on April 29, 2006 and finally 33,334 on April 29, 2007. Any unexercised options will expire on April 29, 2009. In January 2005, Mr. Rouse was granted an option to purchase 50,000 shares of common stock at a purchase price of $3.00 per share, of which 33,333 shares vested in January 2006. In May 2006, subject to the shareholders’ approval of the proposed amendment to the Plan increasing the number of shares of common stock authorized for issuance under the Plan, Mr. Rouse was granted two options: (i) a five year option exercisable at $0.50 per share to purchase 650,000 shares of common stock, 1/3 vesting immediately and the balance vesting one year from the grant date, with no acceleration or termination provisions resulting from Mr. Rouse’s termination of employment with the Company; and (ii) a five year option exercisable at $0.50 per share to purchase 100,000 shares of common stock to become vested if the Company’s registration statement to be filed pursuant to the Financing is filed with the SEC and deemed effective by the SEC without triggering any payment obligations as provided for in the Financing, with no acceleration or termination provisions from Mr. Rouse’s termination of employment with the Company.

Independent Public Accountants

Due to the recent change in the board composition, the Company has not selected the Company’s independent public accountants for the fiscal year ending December 31, 2006. Therefore, the Company is not requesting a shareholder vote at this time for ratification of the Company’s independent public accountants for the fiscal year ending December 31, 2006. Malone & Bailey, PC acted as the Company’s independent public accountants for the fiscal year ended December 31, 2005 and for the fiscal year ended December 31, 2004. The Board at its discretion may direct the appointment of a different independent accounting firm at any time during the subsequent year if the Board determines that such a change would be in the best interests of the Company and its shareholders.

     A representative of Malone & Bailey, PC is expected to attend the Annual Meeting and is not expected to make a statement, but will be available to respond to appropriate questions and may make a statement if such representative desires to do so.

Principal Accountant Fees and Services

The aggregate fees billed by the principal accountant, Malone & Bailey PC for the three quarterly reviews and related audit services for the period ending December 31, 2005, were $115,710 and $81,575 for the three quarterly reviews and related audit services for the period ending December 31, 2004. .

No other fees were billed for services by Malone & Bailey, PC, other than those covered in the preceding paragraph. No professional fees were billed for financial information, tax advice or planning, or system design and implementation.

Policy on Audit Committee Pre-Approval and Permissible Non-Audit Services of Independent Auditors

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditor. The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent auditor. The Audit Committee considers whether such services are consistent with the rules of the SEC on auditor independence as well as whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors and input from the Company’s management. The Audit Committee’s charter authorizes the Audit Committee to delegate to one or more of its members the pre-approval of audit and permissible non-audit services provided that those members report any pre-approvals to the full committee. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve permitted services of the independent auditor. During the fiscal year ended December 31, 2005, all of the services related to the audit fees described above were pre-approved by the Audit Committee and none were provided pursuant to any waiver of the pre-approval requirement.

OTHER MATTERS

The Board knows of no other business to come before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying form of proxy or their substitutes will vote in their discretion on those matters.

By Order of the Board of Directors

David McWilliams
President and Chief Executive Officer

May 17, 2006
The Woodlands, Texas

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE OR BY FAX AT (281) 872-8585. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

Exhibit 1

Amended Articles of Incorporation for Reverse Stock Split

This amendment hereby replaces, in it entirety, Article 3 of the Amended and Restated Articles of Incorporation, as follows:

Article IV

The aggregate number of shares which the Corporation shall have authority to issue is one hundred ten million (110,000,000), consisting of one hundred million (100,000,000) shares of common stock having ~~$0.05~~ $0.50 par value (“Common Stock”), and ten million (10,000,000) shares of preferred stock having no par value (“Preferred Stock”). Shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation (“Board of Directors”) prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolution providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Texas.

Exhibit 2

Amended Articles of Incorporation for Name Change

This amendment hereby replaces, in it entirety, Article I of the Amended and Restated Articles of Incorporation, as follows:

ARTILCE I

The name of the corporation is Opexa Therapeutics, Inc.

FORM OF PROXY
PHARMAFRONTIERS CORP.
ANNUAL MEETING OF SHAREHOLDERS
JUNE 15, 2006

PHARMAFRONTIERS CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

 The undersigned shareholder of PharmaFrontiers Corp. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and appoints Lynne Hohlfeld or David B. McWilliams and each of them, with full power of substitution, as Proxy or Proxies to vote as specified in this Proxy all the shares of common stock of the Company of the undersigned at the Annual Meeting of Shareholders of the Company to the held at Bruker Technology Park, 2700 North Crescent Ridge Drive, The Woodlands, Texas 77381, at 1:00 p.m., Central Time, June 15, 2006, and any and all adjournments or postponements thereof. Either of such Proxies or substitutes shall have and may exercise all of the powers of said Proxies hereunder. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL ONE, VOTED FOR THE AMENDMENT TO THE ARTICLES OF INCORPORATION EFFECTING A 1 FOR 10 REVERSE STOCK SPLIT UNDER PROPOSAL TWO, VOTED FOR THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE CORPORATE NAME UNDER PROPOSAL THREE, VOTED FOR THE ADOPTION OF THE AMENDMENT TO THE STOCK OPTION PLAN UNDER PROPOSAL FOUR, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED SHAREHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY THE DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTORS’ NOMINEES UNDER PROPOSAL ONE. PLEASE MARK, SIGN, DATE, AND RETURN THIS CARD USING THE ENCLOSED RETURN ENVELOPE OR BY FAX TO (281) 872-8585.

1. To elect directors out of the four persons nominated to hold office until the 2007 Annual Meeting of Shareholders. You may check some or all of the four nominees.

	For	Against	Abstain
David B. McWilliams	[ ]	[ ]	[ ]

Scott Seaman	[ ]	[ ]	[ ]

Gregory Bailey	[ ]	[ ]	[ ]

David Hung	[ ]	[ ]	[ ]

2. To approve an amendment to the Company’s Articles of Incorporation to effect a 1 for 10 reverse stock split.

	[ ]	[ ]	[ ]

3. To approve an amendment to the Company’s Articles of Incorporation to change the corporate name to “Opexa Therapeutics, Inc.”

[ ]	[ ]	[ ]

4.To approve an amendment to the Company’s June 2004 Compensatory Stock Option Plan to increase the aggregate number of shares of Common Stock authorized for issuance and increase the limitation on Performance Awards granted in any fiscal year pursuant to Section 5(d) of the Plan.

[ ]	[ ]	[ ]

TO VOTE YOUR PROXY BY FAX:
Mark your vote, sign and date this proxy and fax to: (281) 872-8585.

DATED:
[Signature]

[Signature if jointly held]

[Printed Name]